Exhibit 99.3

TechTarget, Inc. Business

TechTarget, Inc. (“we”, “us” or “our”) is a leading business-to-business (“B2B”) growth accelerator, informing and influencing technology buyers and sellers globally. We were formed through the combination of the businesses of TechTarget Holdings Inc. (former TechTarget, Inc.) and the digital businesses of Informa PLC’s (“Informa”) Informa Tech division (the “Informa Tech Digital Businesses”).

We sit at the intersection of tech and B2B marketing in an area estimated to be worth $20 billion annually with approximately 45,000 potential customers. We compete in the Demand and Intent, Brand and Content, and Intelligence and Advisory markets.

We have powerful scale in permissioned B2B first-party data and a unique end-to-end portfolio of data-driven solutions that services the full B2B product lifecycle, from R&D to ROI: from strategy, messaging and content development to in-market activation via brand, demand generation, purchase intent data and sales enablement. We leverage both inbound and outbound audience development strategies through our search engine optimization techniques and our ability to create relevant content to attract audiences that are of interest to our customers.

For technology buyers and business professionals, which we refer to as audiences, our strategy calls for us to deliver trusted, independent research, primary data, analysis and high-quality editorial content that uniquely informs and has the potential to influence technology buyers. We believe we are well positioned to deliver on this strategy; after giving pro forma effect to the combination, as of September 30, 2024, we have employed over 2,100 industry and market experts across more than 220 B2B brands, positioning it at the heart of a permissioned audience of more than 50 million technology and business professionals.

For technology sellers, which we refer to as clients, our strategy is to offer expert-led, data-driven, digitally enabled products that help those clients to identify and influence technology buyers through the full product journey, and based on this value proposition, for us to be a strategic partner to many of the technology industry’s largest and most successful, fastest and most innovative disruptors, shortening those clients’ time to market and, critically, to revenue. We have the ambition to become a leading B2B growth accelerator, with a target to double revenues within five years.

We focus on four core growth drivers when executing on these strategies:

1.

Enterprise IT market acceleration: The enterprise IT market is forecast to grow at a 6% compounded annual growth rate over the next five years, driven by easing inflation, improving gross domestic product trends and accelerated growth in research and development investment and innovation, underpinned by the rapid expansion of artificial intelligence applications.

2.

International expansion: We estimate that technology sellers based outside the United States represent approximately 40% of the global market opportunity for the products we offer. We believe we are well positioned to exploit that market opportunity and intend to do so. Through our Specialist Tech Research business and a portfolio of localized specialist content websites, we have a significant presence in the United Kingdom, India, Spain, France, China, Australia, Singapore, Japan and other countries.

3.

Growth in Industry Technology Markets: We plan to expand our product set into adjacent, tech-driven growth markets, including for example AutoTech, GameTech, HealthTech and FinTech, by leveraging our data sharing agreement (the “Data Sharing Agreement”) with Informa, to extensive B2B datasets covering these growth markets.

4.

New product and platform development: We intend to exploit our newly expanded scale, reach and talent to accelerate platform enhancements and new product launches to deliver richer data-driven insights and deeper market access. The new products we intend to develop include audience focused services, such as new content websites, newsletters, and research, that are designed to expand and enrich B2B audiences, and go-to-market products and services intended to accelerate client time to market and to revenue, including Intelligence & Advisory, Brand & Content and Intent & Demand. We also intend to evolve our Priority Engine into a unified platform for insights and activation that integrates our entire solution portfolio to drive more effective customer sales and marketing outreach.

In addition to pursuing these growth opportunities, we expect to expand our businesses and market presence by opportunistically acquiring complementary businesses that add additional data, audiences, content and go-to-market and/or new capabilities that further differentiate our product offerings. We expect to fund these potential acquisitions using our operating cash flow.

The legacy business that comprise our current operations have historically offered products to customers on a subscription basis, including annual contracts paid in advance (attracting strong cash characteristics) and other long-term contracts that are subject to the customers’ right of termination. We expect to grow our subscription and long-term contract revenues, allowing us to work more closely with customers over a longer time period and provide more stable, visible revenue streams.

Strong long-term market fundamentals for Technology and B2B Marketing

We sit at the intersection of tech and B2B marketing, each dynamic and innovative markets in their own right, and each with compelling structural growth drivers. We estimate that the participants in these interconnected markets collectively generate revenues from these markets of approximately $20 billion per year. We believe the strength and growth potential of these markets will represent a robust and growing market opportunity for us.

We believe our analysis of this market opportunity is consistent with society’s embrace of technology. Technology is present in all aspects of daily life, work, and business. Enterprise technology, incorporating software and hardware systems used by large organizations for anything from customer relationship management to networking and cyber security, is central to operating effectively and efficiently. The pace of innovation and change is rapid, creating a constant cycle of investments in enhancing, upgrading and replacing technology. Our immediate and prospective future clients are deeply involved in that cycle, and the products we offer are designed to optimize our clients’ ability to address the opportunities presented by this cycle.

We believe that investment in innovation and growth in the research and development budgets of our clients are expected to provide a leading indicator of demand for our products and services. Of the top 1,700 corporate R&D spenders in 2022, ICT hardware, software and ICT services were the segments attracting the greatest R&D investment, with software and ICT Services increasing 19% year-on-year. This growth in technology-related R&D is driving a new wave of investment and innovation, enhancing existing products and inspiring the next generation of products and services.

Over time, the scale of technology purchasing has grown in size, resulting in B2B buying behavior becoming more complex. This complexity has led to longer sales cycles as more research is undertaken prior to purchasing technology products and platforms. Typically, large technology purchasing decisions will involve a number of people across an organization from technology professionals to chief information officers, chief financial officers and often chief executive officers. Research for purchasing technology takes many forms, with an increasing amount conducted online, including by reading specialist digital content, reviews, information, product profiles and bespoke research, as well as through webinars and online discussions.

We estimate that as much as 80% of the B2B buyer’s product selection process is now completed before the buyer makes contact with the sales team of a vendor. For technology vendors, online presence and digital brand visibility are therefore critical and have led to more companies focusing spend on branded content services, thought leadership and whitepaper distribution, digital event participation and advertising on the most relevant platforms and media.

We believe we are at the center of this shift in B2B buyer behavior, delivering highly relevant content and research to technology buyers that informs, educates and influences them along the different stages of their buyer journey.

Our core value proposition centers on the concept that these interactions with our content — who reads what, who clicks to find out more, how long buyers spend on specific websites, etc. — and general online behavior, when captured, enriched and analyzed, can provide deep insights into who potential customers are, what products and services they might be interested in, where they are in their purchasing cycle and how significant is the intent to purchase. Moreover, through content marketing and custom content services, technology vendors can not only identify prospective buyers but also engage and influence them by developing bespoke content that profiles relevant products in areas they have been researching.

For the B2B sales and marketing teams at technology vendors, this information is critical to targeting the right buyers at the right time, raising brand awareness and positioning products with the right audiences to secure leads that turn into sales. As a result, technology marketers and sales teams are increasingly using audience data to drive decisions and determine which prospective accounts should be prioritized for follow up. With increasing scrutiny and focus on return on investment (“ROI”), data-driven B2B marketing is becoming ever more relevant given it is typically more measurable, with more efficiency than more traditional advertising and marketing services, helping to increase lead conversion rates, reduce the cost of customer acquisition and generate more revenue per dollar of marketing spend.

Furthermore, as awareness and scrutiny of data privacy and data protection becomes more prominent as third-party cookies are phased out, marketers will increasingly insist upon solutions that are built upon permissioned audience data.

Key Strategic Strengths

We are a dynamic player in a large and growing area and expect to benefit from a number of key strategic strengths:

•

Scale in Audience Development: Our recently completed combination has expanded our scale in segmented B2B audiences through our portfolio of specialist B2B tech media brands and our leading specialist tech research business, Omdia. After giving pro forma effect to the combination, as of September 30, 2024, our business is estimated to have approximately 50 million registered members and users of our own media brands. The targeted nature of this member/user base enables B2B technology companies to reach highly specified audiences with interests in specific products and services. We intend to leverage both inbound and outbound audience development strategies through our search engine optimization techniques and our ability to create relevant content to attract audiences that are of interest to our customers.

•

Scale in Specialist Technology Research: We believe we have a leading position in specialist technology research through Omdia, which is currently one of the largest players in this market, among the likes of Gartner, Forrester, IDC and Frost and Sullivan. Omdia employs expert analysts to create data-driven intelligence products and custom research and advisory services for product managers, corporate strategists and the C-suite, challenging market strategies, sharpening product roadmaps and accelerating time to market and revenue. Tracking activity across this type of research provides different insights into the purchasing intent and behavior of technology buyers, including early insight into strategic intent and investments. We believe this helps increase the relevance of our content offer to our audiences and deliver better insights and prospects to our customers.

•

Scale in First-Party B2B Data: Our analytical platforms collect information on millions of audience interactions with our content, both through our websites and via email. We believe this first-party data provides valuable insights into the preferences of these audiences and their purchasing intent. We have significant scale in permissioned first-party B2B data, with access to a total B2B audience of more than 50 million professionals. This includes all registered members, users and other readers of content from our portfolio of specialist brands and through our access to the B2B audiences and related data captured by the Informa Goup’s IIRIS proprietary data platform, which will be available through the Data Sharing Agreement. This includes attendee information and behavior from Informa’s face-to-face events, which serve a range of different segments beyond enterprise. Data gathered from face-to-face events is expected to add a different type of first-party data, providing further depth and breadth to our customer insights, increasing the relevance of our content offer to our audiences and delivering better insights and prospects to customers, further improving ROI.

•

Brand reputation and Scale in customer relationships: We are one of the most established and best recognized brands in the market, both as a source of high-quality specialist technology content for buyers doing research, and also for our data-driven B2B solutions that deliver demand generation and buyer intent data for technology vendors.

•

Scale in leading B2B technology: Our legacy businesses have experience in developing effective technology platforms to serve both technology buyers and vendors. This includes a leading buyer intent data platform, Priority Engine, leading demand generation platforms, TechTarget/NetLine (a leading video content marketing platform) BrightTALK, SEO-enabled content platforms and a growing number of AI-enabled tools that improve efficiency and enhance customer experience.

•

Scale and diversification in product portfolio: We believe we have a compelling value proposition for B2B technology companies, offering a full end-to-end portfolio of solutions to support all phases of go-to-market, from R&D to ROI, which helps position us as the leading B2B growth accelerator for technology companies. Our newly expanded scale and cashflows are expected to provide significant capacity for new product investment as we compete in the Demand and Intent, Brand and Content and Intelligence and Advisory markets.

•

International Presence and Reach: We have significant international presence and reach, with customers in more than 20 countries and with around 30% of our revenue generated from outside the United States of America. We leverage that reach to exploit the growth opportunities that exist outside the United States. Expanding overseas will continue to diversify our business and broaden the scope of our first-party data.

•	Operating efficiencies: We believe our newly expanded scale and reach provide cost efficiencies in sales, editorial and product operations.

•

Potential for inorganic expansion: We believe our newly expanded scale and reach also provide us a greater opportunity to pursue inorganic growth opportunities, using our cash flows to acquire complementary businesses that add further scale in data, audiences, content and go-to-market and/or new capabilities that further differentiate our product offer.

Accelerating growth through a portfolio of expert-led, data-driven, digitally enabled B2B Solutions

To our audiences, we deliver trusted, independent research, primary data, analysis and high-quality editorial that uniquely informs and influences purchase decision makers. After giving pro forma effect to the combination, as of September 30, 2024, we employed over 2,100 industry and market experts across more than 220 B2B brands. We believe this expertise positions us as a key provider of decision support information to our permissioned audience of more than 50 million technology and business professionals.

To our clients, we offer expert-led, data-driven, digitally-enabled products that service the product lifecycle from R&D to ROI, which we believe makes us a strategic partner to many of the technology industry’s largest companies and its most successful, fastest and most innovative disruptors, accelerating time to market and to revenue.

Audience Development: We benefit from our ability to leverage both inbound and outbound audience development strategies through our search engine optimization techniques and our ability to create relevant newsletters to attract audiences our customers are interested in.

We deliver solutions in the following areas:

Intelligence & Advisory: Expert analyst, data-driven intelligence products and advisory services to Product Managers, Corporate Strategists and the C-suite, challenging market strategies and sharpening product roadmaps. These offerings help clients determine where to play, what products and services to offer, and how to compete and win. Examples of our specific offerings in this area include:

•

Specialist Technology Research: Through the Omdia brand, the specialist brands Canalys and Wards Intelligence and our Enterprise Strategy Group, we provide research and intelligence services to technology providers based on expert analysis and data-driven intelligence and reports. These services are designed to enable vendors, which include many of the industry’s most significant innovators and providers, to better understand their current and future target markets, quantify customer trends, assess the competition and spot gaps and opportunities, ultimately shaping their product roadmap and go-to-market strategies.

•

Advisory Services: As part of the Specialist Research business, we deliver advisory services based on the expertise of our sector-specialist analysts and data-driven market intelligence. These services are bespoke to individual customers and leverage expertise and data to provide insight and value to providers’ go-to-market approach, competitive positions, product innovation and market entry and growth strategies.

Brand & Content: Expert editorial, data-driven brand products and content marketing services for brand marketers, product marketers and content marketers that reach high value audiences across channels with content that engages, and prompts action. Our offerings in this area deliver clients brand awareness, thought leadership, and market impact. Examples of our specific offerings in this area include:

•

Brand Solutions: Brand solutions offers B2B marketers the opportunity to grow brand awareness through direct exposure to specialist technology and business audiences. We draw on an enlarged combined portfolio of media brands and properties from our legacy TechTarget business and our legacy Informa Tech Digital Businesses, as well as our Activity IntelligenceTM platform, which is designed to enable segmentation and behavioral targeting of audiences to improve the relevancy of digital adverting to the researcher’s needs. Brand solutions includes the Industry Dive portfolio of brands, which deliver high quality business journalism in a range of specialist end markets, providing brands with a route to reach these audiences through outbound email sponsorship and content marketing in particular. Brand solutions also includes on-network banner advertising and digital sponsorships, off-network banner targeting, and broader email marketing. With brand solutions, technology vendors will gain exposure to target audiences who are actively engaging with content or researching relevant information, and benefit from association with specialist media brands and high-quality editorial content.

•

Custom Content Creation: We offer custom content creation programs that leverage our award-winning and deep industry content and search engine optimization expertise. These support marketers with their end-to-end content strategy, with solutions that involve conceiving, designing and developing and producing original content in the form of white papers, infographics, case studies, videos, webinars and microsites, informed by audience research. This content can be leveraged to support product launches, enable demand-generation campaigns, and establish thought leadership. Customized content assets can be promoted to our audiences, and marketers can also license content to distribute on their own channels, aligning themselves with top voices in their industries.

•

Video Content Creation and Virtual Events: We have expertise in video content and virtual events, established through BrightTalk, and allow customers to create and host webinars, virtual events and video content that generate brand awareness, educate around their solutions and establish thought leadership, promoting it to BrightTALK’s community of in-market accounts and individuals. BrightTALK integrates with CRM and MAP systems and content can be embedded into corporate websites, providing customers with a seamless experience that makes the capture of data simple.

Intent & Demand: Data-driven, AI-enabled buyer intent products and demand generation services for Demand Marketers, Field Marketing and Sales Teams. Identifying prospects who are in market and ready to buy, and generating qualified leads that accelerate the sales pipeline. Our specific offerings in this area include:

•

Priority Engine™: A subscription service powered by our Activity IntelligenceTM platform, which integrates with customer relationship management and marketing automation platforms to create a seamless experience for marketing and sales teams. It also includes IntentMail AITM, an AI-powered messaging feature launched in December 2023 which enables sellers to automatically generate personalized email copy. Priority Engine leverages the extensive permissioned audience data generated by our network of content and media platforms and properties, our NetLine demand generation and Intentive behavioral data platforms, and the first-party B2B customer data licensed to us from Informa, which includes data from attendance and behavior at face-to-face events. This provides us with a unique blend of online and offline data, comprising contact and behavioral insight. We also leverage the proprietary data-capture and scoring methodologies created by our legacy TechTarget business which help customers prioritize accounts and contacts to engage with.

•

Qualified Sales OpportunitiesTM: A product which profiles specific in-progress purchase projects via surveys and interviews with business technology professionals whose research activity and content consumption is indicative of a pending technology purchase.

•

Demand Solutions: We offer powerful solutions that enable customers to stimulate and generate demand for their products. These enable marketers to target, engage, influence and attract prospective buyers to their solutions through content marketing programs, which may include white papers, webcasts, podcasts, videocasts, virtual trade shows, and editorial sponsorships. To syndicate customer content, we draw on NetLine’s publisher network within the Informa Tech Digital Businesses, its BrightTALK video and webinar platform, and its extensive network of owned B2B media properties, offering marketers access to enormous scale of specialist audiences and the ability to track ROI.

Unified platform for insights and activation

Beyond the opportunity associated with our individual solution areas, we believe our work to integrate these solutions within a unified customer-facing platform, our Priority Engine platform, will position us well to serve this purpose. Our legacy businesses have historically demonstrated core competencies in delivering technology-enabled platforms that facilitate their solutions and we plan to continue to invest in these capabilities which can be applied to a broader set of target markets and a larger overall addressable universe of potential customers.

Our Priority Engine platform allows customers to leverage our proprietary Activity Intelligence intent data for direct marketing and sales outreach. The intent data accessed directly through Priority Engine is at the core of our entire solution portfolio and we expect that we will evolve Priority Engine to provide our customers with a consolidated view around the impact of their programs across all solution areas as well as actionable insights about how best to direct their outreach going forward. We believe future releases will allow customers to view key insights about their individual go-to-market focus areas leveraging our Intelligence and Analysis resources, understand how their Demand Solutions programs are performing in the context of overall market dynamics, and determine how best to target their Brand and Content Creation efforts based on what persona and account targets are currently active. In this way, we expect Priority Engine will provide a holistic view of the overall buying team at target accounts, and how individual components of their programs are impacting their ability to drive engagement with those buying teams.

By utilizing the Priority Engine platform to help customers visualize and take action upon key insights for the entire solution portfolio, we believe we are able to take advantage of product-led-growth dynamics leading to further upsell and cross-sell in the customer base. Customers will have a better understanding of the additional ways in which we can assist their go-to-market efforts, and the impact of their current programs. This evolution of the platform will also serve to highlight our unique position as an end-to-end provider of data-driven solutions that service the full B2B product lifecycle.

Delivering decision support content to key audiences that drive purchase behavior

We deliver trusted, independent research, primary data, analysis and high-quality editorial content to technology and business professionals that drive purchase behavior in the markets it serves. After giving pro forma effect to the combination, we would have employed over 2,100 industry and market experts across more than 220 B2B brands on a pro forma basis as of September 30, 2024, positioning it at the heart of a permissioned audience of more than 50 million technology and business professionals.

Our products offer technology buyers and other business professionals the following key benefits:

•

Access to Specialist Sector-Specific Content: We provide technology buyers and other business professionals with sector-specific content to support them as they research potential technology investments, including three key sources of content: industry experts, peers and vendors. We have significant capacity for generating relevant sector-specific content for technology buyers, including keeping them up to date with the latest technology developments. This is combined with content generated by our network of third-party industry experts as well as custom content created by B2B technology vendors looking to promote their products. In addition, webinars provide technology buyers the opportunity to network and learn from each other through online discussions and interactions.

•

Highly Efficient Purchasing Decisions: By accessing specialist sector-specific information, business professionals are able to research important purchasing decisions more effectively. We offer integrated content offerings across all major online content formats, aligning to different stages of the buying cycle and designed to minimize the time enterprise technology and business professionals spend searching for and evaluating content, and maximize the time available for assimilating quality information.

Delivering B2B growth acceleration in 20 industry verticals

Our scale and product offerings, including our ability to identify, reach and influence key decision makers, enable us to retain and develop a broad customer base. We have an established customer base of B2B technology customers focused on enterprise technology, including key C-suite technology decision makers.

Our current customer base includes some of the largest technology vendors in the market as well as small and medium businesses (“SMEs”). After giving pro forma effect to the combination, for the year ended December 31, 2023, the top 50 customers would have accounted for approximately 36% of revenue and no single customer contributed more than 4% of revenue. After giving pro forma effect to the combination, we would have had 70 plus customers spend in excess of $1 million annually and approximately 760 customers spend in excess of $100,000 annually during the year ended December 31, 2023.

Our products and services are delivered to customers via short-term contracts across a specific marketing/sales program, typically six months, and/or through integrated, longer-term contracts in excess of 270 days, which typically cover a broader set of needs. We also deliver some products, most significantly within our Specialist Technology Research business, on an annual subscription basis, paid in advance, providing paid access to research, content and advisory services throughout the forward twelve-month period.

Our products offer technology vendors the following key benefits:

•

Access to Unique First-Party Data and Analysis on Potential Buyers: Our Activity IntelligenceTM analytical platform captures and interprets the content consumption behaviors of technology buyers and other business professionals as they undertake research. We believe this is highly valuable to technology vendors and provides powerful insights about who is in-market and where they are on their buying journey, all of which can be fed into marketing and sales go-to-market strategies.

•

Ability to Target Active Buyers Efficiently: We use the insights gleaned from our first-party B2B data about who is in-market and where they are on their buying journey to provide technology vendors with buyer intent data and highly qualified leads. Furthermore, we are able to support the vendors’ engagement with these potential buyers through custom content and marketing programs designed to help influence prospective buyers’ decision making.

•

Trusted Advice and Intelligence Through Specialist Technology Research: The combination of Omdia, Canalys, Wards Intelligence and the Enterprise Strategy Group gives us a leading position in specialist technology research, with expert analysts providing data-driven intelligence products, custom research and advisory services for product managers, corporate strategists and the C-suite, challenging market strategies, sharpening product roadmaps and accelerating time to market and revenue. We believe this makes us a trusted advisor to B2B technology vendors, providing unique perspectives of the market and different product segments.

•

Measurable Results and ROI: We build profiles of potential buyers’ technology interests and their broader company interests as they evolve over time, potentially enabling us to identify patterns of purchasing intent. We leverage this insight into products designed to improve ROI on marketing and sales programs by focusing on buyers where active demand exists. We provide this intelligence directly to B2B technology vendors for their own use, helping to drive continuous improvement in their own marketing and sales workflows, whether focused specifically on prospects we provide them or on those they have otherwise obtained, which our information will enrich and make more actionable.

•

More Efficient and Effective Sales Outreach: We are a leading distributor of B2B enterprise technology white papers, webcasts, videocasts, virtual events and podcasts, offering technology vendors the opportunity to educate and influence technology buyers during the research process, prior to any interaction with sales teams. Vendor sales teams can login direct to the Priority EngineTM platform or via CRM platform integration, enabling them to quickly identify relevant new prospects and tailor their outreach according to interests. The combination of granular purchase intent intelligence and platform automation creates a stronger, more personalized and efficient connection between technology buyers and technology vendors looking to do business with them.

Delivering B2B growth acceleration in more than a dozen technology categories

We deliver our range of B2B products and solutions to more than a dozen technology categories, as detailed below. Each of these categories can be broadly characterized by high levels of innovation and rapid product development, where trends move quickly and purchasing decisions are typically high value. These dynamics make expert insight critical for professionals and data-driven B2B products essential for vendors looking to hone their strategy and product approach, and reach interested buyers.

Analytics and Artificial Intelligence. Businesses of all kinds are looking to capitalize on the new possibilities presented by evolving AI technologies and the application of machine learning, whether it is to improve internal processes and tools or develop new business models and services to transform their enterprises. From combining the applied intelligence group of our legacy Informa Tech Digital Businesses and the leading brands of our legacy TechTarget business, we deliver market insights, facilitate meaningful connections, and offer digital demand generation services for those working with transformative and future technologies and in the field of information management.

Application Architecture and Development. For the community of developers, architects and project managers that build, customize and integrate software for their businesses, we deliver a broad landscape of specialist content, tools and languages that help them capitalize on innovation in software approaches and stay up to date on critical matters such as performance testing and data security.

Automotive. With the convergence of the automotive and technology markets, a traditionally closed ecosystem is rapidly evolving amongst new market entrants, developing consumer needs and geopolitical instability. Our trusted automotive brands from our legacy Informa Tech Digital Businesses and our legacy TechTarget business provide expert insight at the intersection of the automotive and technology markets, with unrivalled opportunities to shape company positions in auto-tech through marketing services, events and research.

Business Applications. Any mid- or large-sized enterprise will have a host of business applications that are mission critical for their operations and success, including enterprise resource planning platforms (“ERP”), databases and business intelligence software, content management platforms, customer facing applications and CRM software. This creates a high demand for specialized information from IT and business professionals involved in their purchase, implementation, and ongoing support. We provide expert insights and leading online resources on business applications, through a range of online properties including TechTarget Customer Experience, TechTarget HR Software, and TechTarget ERP.

Channel. We are home to a comprehensive suite of products serving the channel ecosystem, with a broad reach across technology advisors/agents, value-added resellers, solution providers, managed service providers, independent software vendors and consultants. Focused on the future of the indirect sales channels – a specialist market where B2B technology companies actively seek alliances with channel partners – we provide expert analyst, intelligence and advisory services, including through specialist research provider Canalys, that inform vendors’ go-to-market strategies and deliver specialist information, insight and content to channel professionals.

CIO/IT Strategy. We deliver specialist content specifically targeted at chief information officers (“CIOs”), senior enterprise technology executives and business executives with technology responsibility, enabling them to make informed enterprise technology purchases throughout the critical stages of the purchase decision process. Their areas of interest generally align with the major sectors of the IT market: AI, BI and big data, business applications, cloud, data center, DevOps, end user computing, networking, outsourcing, risk management, security and storage. The challenge for senior technology executives and those with responsibility for technology is how to use new and major technologies, including AI and big data, to gain a competitive edge. Post-pandemic, their interests are increasingly broad too, from customer experience and digital workplace experience to the strategically important cybersecurity and data privacy. We provide a range of solutions addressing the specific segment and customer market of CIO and IT Strategy, through expert intelligence, advisory services, editorial and media properties such as the CIO/IT Strategy site.

Components and Devices. Components and devices power the digital world and participants in this ecosystem are delivering the technologies that drive 5G, AI, IoT, and cybersecurity transformations. We deliver expert-led analysis and advisory services, data-driven brand products, content marketing and specialist content that drives industry expansion.

Compute, IT Operations and DevOps. The high pace of digital transformation within enterprises means IT strategies are continually being reshaped. IT decision makers are required to navigate a diverse set of IT platforms, servers, desktop solutions and virtual environments, work out how to scale to meet the demand of today’s cloud native applications while being future-ready for new applications and mindful of sustainability, including data center energy efficiency. We deliver a comprehensive suite of brands, products and services that educate, guide and connect the community, including trusted independent research, specialist media sites, expert editorial, training, data-driven brand products and demand generation services.

Cyber Security. Every aspect of enterprise computing depends on secure connectivity, data and applications. As businesses worldwide continue to adapt to new forms of online threat from hackers, criminals, and other nations, they are making an unprecedented investment in online defense. Equally, technology providers are looking to bring to market increasingly sophisticated security solutions that supplement or replace traditional perimeter security solutions. We offer a powerful combination of leading market intelligence, events, and media.

Environmental, Social and Governance in Technology (“ESG”): Changing consumer and employee expectations, investor scrutiny and government regulations are driving corporate leaders and technology providers to focus more on environmental, social and governance matters. In the Tech industry, this has a particular focus on how enterprises and their partners manage energy efficiency, carbon footprints and environmental impacts. We bring expert editorial, specialist content and content marketing services that deliver value-added insight to business leaders.

Healthcare Technology. The healthcare industry is undergoing continued digital transformation, as it looks to capture patient outcome and efficiency benefits from how technology, information and data is applied. We have a suite of high-quality, content-led brands that bring essential insight and connections to the healthcare technology community, including brands/properties such as Xtelligent Healthcare Media, HealthITSecurity.com and MedTech Dive.

Media and Entertainment. The media and entertainment industry is global and fast moving, with technology providers, media platforms, service providers and device manufacturers looking to anticipate consumer trends and find competitive edge. Our media and entertainment group provides expert research, analysis and data-driven intelligence that shape strategies and uncover new commercial and partnership opportunities.

Networking. In the segment for networking — which comprises hardware, software and services that support data and voice networks — new sectors have emerged and become an investment focus for networking professionals within enterprises. We deliver specialist, targeted content and expert market insights to networking professionals and service providers that directly support purchasing and product development decisions, through brands and online properties that include TechTarget Networking and TechTarget Unified Communications.

Service Providers. Telecommunications is a complex and changing industry, with regulation, transformation and digital disruption ever-present. We provide specialist content, facilitate industry connections and offer demand generation services to the diverse ecosystem of operators, cloud service players, hyperscalers and enterprise, consumer and industry suppliers, including through Omdia and targeted media brands from the Informa Tech Digital Businesses.

Storage. As the world creates more data and enterprises need to store it securely and compliantly, whether in the cloud or solid state, the data storage market is rapidly growing and innovating, through new technologies such as data deduplication and storage virtualization. We provide expert insights for professionals looking for the latest information and provider intelligence, through online properties including TechTarget Storage, TechTarget Data Backup, and TechTarget Disaster Recovery.

Industry technology-enabled sectors: There are many industries where growth and transformation are being driven by digital innovation and the application of technology. Our Industry Dive portfolio of vertical market communities and its Xtelligent portfolio of healthcare technology web sites provide a strong basis for servicing the information needs of audiences outside of core enterprise technology categories. We provide specialist content, news, insights and in-depth analysis that help professionals in industries such as healthcare, life sciences, manufacturing, logistics and supply chain, energy and sustainability, financial technology, and retail stay up to date and make critical decisions. It also provides data-driven brand and content marketing services and demand generation services for vendors looking to reach high value audiences in these sectors.

Strong positions in competitive growth areas

We sit at the intersection of technology and B2B Marketing, a large and growing market worth an estimated $20 billion annually. As this area has grown in scale, it has become even more competitive, with more companies targeting the marketing and sales budgets of technology companies with a range of products and services similar to ours. These companies can be categorized into (i) media companies, (ii) providers of specialist technology research and intelligence, (iii) demand generation and intent data providers, and (iv) marketing technology and software companies. We have the advantage of offering effective solutions across all of these areas, creating efficiencies for its customers.

We face competition from companies that produce content specifically for enterprise technology and business professionals on the basis of target audience, quality and uniqueness of information content, ease of use of its websites for business professionals, and the quality and quantity of sales leads generated for B2B technology companies. These companies also compete for readers and registered members based on the quality and specificity of content. Some of the largest current competitors in this category include Ziff Davis, Inc., and Foundry, an IDG, Inc. company, among other competitors.

Providers of specialist tech research include several larger, established players such as Gartner, IDC, Forrester, Frost and Sullivan, and others. We compete against these companies based on the specificity of our analysis, content creation capabilities, and analyst coverage against specific technology categories.

We also compete with a number of companies that offer demand generation and intent data on the basis of our ability to delivery highly qualified prospects, to meet customer requirements around delivery scale and specificity, and based on the usefulness of delivered leads or intent data to a customer’s sales and marketing efforts. In addition to the media companies that offer these services as part of their product portfolio, examples of these providers would include Bombora, Inc., Madison Logic, Inc., and Demand Science, Inc.

There are many companies that offer software that help customers automate and create efficiencies in their sales and marketing outreach efforts. Our Demand and Intent related offerings may be used by customers very effectively as a source of quality data inputs to these solutions. In some cases, customers may see certain of our offerings as competitive to these providers. Examples of companies in this category would include 6Sense Inc., Demandbase, Inc., and ZoomInfo Technologies Inc. In the webinar and virtual event space, software-based competitors include ON24, Inc.

Specialist content and audience acquisition

We have a portfolio of specialist brands providing high quality, relevant and targeted research and content to business professionals and technology-decision makers, which will be delivered in multiple formats, including through research reports, data and analysis, specialist journalism, informative websites, digital newsletters, webinars and video channels.

We believe that the quality and relevance of these brands and specialist content build engaged audiences, and in turn, allow us to provide B2B technology vendors with a highly effective platform for targeted marketing and sales campaigns capable of generating measurable ROI. In addition to the existing registered members and readers that we have today, we aim to grow audiences through non-paid traffic sources, particularly organic search engine traffic. We supplement our non-paid traffic sources strategy with keyword advertising on major search engines and targeted list rentals of e-mail subscribers from a variety of targeted partners, media sources, and data providers.

Sales and Marketing

Our sales, marketing and go-to-market capabilities are a key strength and differentiator from our competitors. After giving pro forma effect to the combination, as of September 30, 2024, our sales and marketing staff consisted of over 700 people. The majority of such sales and marketing staff is located in the United States and the United Kingdom, with staff located in 15 additional countries.

We organize our sales capabilities around customer sectors, which we believe allows our sales personnel to become experts in specific sectors, more deeply knowledgeable about customer needs in those areas, and them recommend and deliver more tailored solutions from across our full product and service offering. We employ an internal direct sales department that works closely with existing and potential customers which is supplemented by a global accounts team, serving our largest customers, and a Customer Success Team, helping customers maximize their use of our products and making the renewal process efficient. We also employ a marketing team that focuses on driving brand awareness among B2B technology clients and marketers and positioning us as a key player and “thought leader” in ROI-based marketing.

We focus our marketing initiatives on digital sponsorships on platforms that reach technology marketers, direct communications about new and existing solutions using the contact databases of our legacy TechTarget business and our legacy Informa Tech Digital Businesses, and the creation and distribution of owned content including videocasts, blogs and white papers that inform and engage marketers. We also undertake press and public relations activities to maintain positive brand awareness and nurture relationships with key analysts, publications and influencers who create content on B2B marketing and sales topics.

Talent and Human Capital

We believe we are able to draw on the current considerable talent that lies within our legacy TechTarget business and our legacy Informa Tech Digital Businesses. Central to our competitive strength is the sector expertise of our people and a culture that encourages ownership and innovation, appropriately challenges and empowers employees to deliver results and celebrates success.

After giving pro forma effect to the combination, as of September 30, 2024, we have approximately 2,134 full-time employees worldwide. None of our U.S. employees are represented by a labor union and only a small number of our international employees in France, Brazil and the Netherlands are represented by workers’ councils and/or have the benefits of collective bargaining agreements. Our legacy businesses have not experienced interruptions of operations or work stoppages due to labor disagreements.

Our environment is dynamic, collaborative and inclusive. We value our employees, integrate diversity, equity and inclusion principles and practices, are clear on objectives and goals, equip our people with the right tools and resources to succeed including learning and development opportunities and well-being support, and encourage them to contribute ideas that drive us forward.

Technology Infrastructure

We prioritize the resilience and scalability of our technology infrastructure, investing and further developing this infrastructure to support future growth in the business, customers and traffic, ongoing platform security, and product and system availability.

We use leading Cloud infrastructure providers and off-site data centers to maintain our websites and online offerings. Critical system components have in-built redundancy to minimize the impact of any unexpected failure and allow for maintenance and upgrades, with critical data regularly backed up. As part of a comprehensive cyber security program, we use industry standard network and perimeter defense technologies, DDoS protection systems, web application firewalls, and enterprise grade DNS services across multiple vendors, and maintain a quality assurance process to constantly monitor our servers, processes, and network connectivity.

Seasonality in Trading and Revenues

We do not expect to be exposed to major seasonal variability through the calendar year, with the primary movements reflecting the normal phasing of increases or decreases in customer demand. For example, marketing and sales activity among B2B clients typically dips during summer months. Similarly, annual budget approvals and the timing of customers’ product launches mean revenues are generally lower during the first quarter relative to subsequent quarters in a given year.

These movements are also reflected in the recognition of revenue. Our specialist research business, Omdia, continues to generate a substantial portion of revenues through subscriptions to its research and analysis, which will typically be annual contracts, booked and paid for in advance. While the cash is received upfront under these arrangements, the revenue for these subscriptions is recognized equally over the twelve-month period of the subscription.

The timing of our expenses also does not fluctuate seasonally or vary directly with revenues. The majority of our expenses are personnel-related and include salaries, stock-based compensation, benefits and incentive-based compensation plan expenses.

Outside of seasonal factors, because a significant proportion of our customers are B2B technology companies, the success of our business is linked to the health and market conditions of the enterprise technology industry. Our customers and B2B technology companies more generally have been, and are likely to continue to be, impacted by challenging macroeconomic conditions including historically high inflation, higher interest rates and customer uncertainty surrounding the U.S. political landscape, monetary policy of the United States, and geopolitical issues.

Both our legacy TechTarget business and our legacy Informa Tech Digital Businesses felt the impact of these macroeconomic headwinds during 2023 and 2024 with elongated sales cycles, budget cuts and budget freezes at many of their customers. While we expect our near-term results to continue to be impacted by these macroeconomic headwinds, we believe we benefit from a number of strategic advantages and long-term market trends, which will support the sustained growth of our range of data-driven products and services.

Member and User Privacy

We gather in-depth business information about our registered members and users who provide us or our partners with such information through e-mail, telephone, or other means, including through the submission of webforms displayed on our websites. We also gather information about readers of certain content on our websites by tracking their content consumption or the content consumption of the companies they work for. We post our privacy policy on our websites so that our members, users and others who visit our websites can access and understand the terms and conditions applicable to the collection and use of their information.

Our privacy policy discloses the types of information that we gather, how we use the information, and how a member or user can correct or change this information, including how a member or user can unsubscribe from our communications and those of our partners. Our privacy policy also explains the circumstances under which we share a member’s or user’s information and with whom. Members and users who register receive offers via e-mail, telephone, and other means, such as targeted advertising online or on mobile devices regarding areas of specific interest to them and that are relevant to their professional interests; these offers contain content created either by us or our third party B2B technology customers. To uphold our obligations to our members and users, we impose constraints that are consistent with our privacy policy on the customers and third parties to whom we provide member and user data, including through the use of contractual terms and conditions or data processing agreements, where applicable, that are generally consistent with our obligations to members and users and as set forth in our privacy policies.

Consumer Protection and Privacy Regulation

General. Advertising and promotional activities presented to members, users and visitors to our websites will be subject to federal and state consumer protection laws that regulate unfair and deceptive practices. We are also subject to various other federal and state consumer protection laws, including the ones described below, and are subject to the laws and regulations of various other jurisdictions in which we target members, users and website visitors.

CAN-SPAM Act. The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (the “CAN-SPAM Act”) regulates commercial e-mails and provides a right on the part of the recipient to request the sender to stop sending commercial electronic marketing messages (“commercial e-mails”) and establishes penalties for the sending of e-mail messages that are intended to deceive the recipient as to source or content. Under the CAN-SPAM Act, senders of commercial e-mails (and other persons who initiate those e-mails) are required to make sure that those e-mails do not contain false or misleading transmission information. Commercial e-mails are required to include a valid return e-mail address and other subject heading information so that the sender and the internet location from which the message has been sent are accurately identified. Recipients must be furnished with an electronic method of informing the sender of the recipient’s decision not to receive further commercial e-mails. In addition, the e-mail must include a postal address of the sender and notice that the e-mail is an advertisement. The CAN-SPAM Act may apply to the e-newsletters that our websites distribute to registered members and to some of our other commercial e-mail communications. The U.S. Federal Trade Commission (the “FTC”) has issued regulations related to the CAN-SPAM Act, including interpretations of such act that indicate that e-newsletters, such as those we distribute to our registered members, will be exempt from most of the provisions of the CAN-SPAM Act, provided that they do not contain predominantly marketing content. The CAN-SPAM Act and the FTC’s CAN-SPAM trade regulation rule allow for civil penalties that run into the millions of dollars. Several states have enacted additional, more restrictive and punitive laws regulating commercial email. Foreign legislation exists as well, including Canada’s Anti-Spam Legislation and the European laws that have been enacted pursuant to the General Data Protection Regulation (“GDPR”) and European Union Directive 2002/58/EC and its amendments. We use email as a significant means of communicating with our existing members and users as well as potential website visitors and members and users. We apply the applicable legal requirements to e-newsletters and all other e-mail communications and believe that our e-mail practices comply with the requirements of the CAN-SPAM Act, state laws and applicable foreign legislation.

Telemarketing Rules. Laws regulating telemarketing in the United States, including the Telephone Consumer Protection Act (the “TCPA”), the Federal Communications Commission (“FCC”) rules thereunder, the Telemarketing and Consumer Fraud and Abuse Prevention Act and the FTC’s Telemarketing Sales Rule, including their do-not call provisions, and in the other jurisdictions where we do business, could apply to our calls to members, users and individuals who visit our websites. If any of these laws apply to our telemarketing, and we are found liable for violating them, we could be subject to financial penalties.

Other Consumer Protection Regulation and Privacy. The FTC and many state attorneys general are applying federal and state consumer protection laws to require that the online collection, use and dissemination of data, and the presentation of web site content, comply with certain standards for notice, choice, security and access. In many cases, the specific limitations imposed by these standards are subject to interpretation by courts and other governmental authorities, and courts may adopt these developments as law. The FTC has actively been bringing enforcement actions against companies from improperly disclosing personal information to third parties for targeted advertising purposes. Through these enforcement actions, the FTC is creating new substantive limitations on how companies are permitted to use and disclose information. The agency may also look to codify these new privacy requirements (and other data processing obligations) through its “Trade Regulation Rule on Commercial Surveillance and Data Security”. It began the formal process to develop this set of rules in 2022, and it is still ongoing. These new rules and future FTC enforcement/guidance may significantly impact our business depending on how the limitations the agency creates for the use of personal information for targeted advertising purposes. The FTC also has expanded its views of appropriate consent and related practices in an evolving manner. These practices as well as potential legislation at the state and federal level may restrict or prohibit behavioral advertising within the state. In the absence of a federal law pre-empting their enforcement, even individual state legislation would likely have the practical effect of regulating behavioral advertising nationwide because of the difficulties behind implementing state-specific policies. In addition, states are considering new and/or have implemented comprehensive privacy laws (such as the California Consumer Privacy Act) which may have an impact on how we can conduct our business. In addition, the European Union (“EU”) and its member states, the United Kingdom, Canada and numerous other countries have laws, rules and/or regulations dealing with the collection and use of personal information obtained from their citizens. Regulations have focused on, among other things, the collection, use, disclosure and security of information that may be used to identify or that actually identifies an individual, such as an e-mail address, a name, or in some cases, an IP address. These laws also provide consumers the right to access the information a company has collected on them, correct it, request that it be deleted, or to stop the sale of such information to third parties. Additionally, the EU requires informed consent for the placement of a cookie on a user device.

While we believe we operate our business in compliance with the laws and regulations that apply to us, such laws and regulations continue to be the focus of legislative bodies, courts, and regulators at the state and federal level as well as in other countries. This enhanced focus may result in amendments to existing laws and regulations, the enactment of new laws and regulations, and new guidance and interpretation by governmental agencies or the courts. All of these factors could materially impact our business and results of operations.

Intellectual Property

Our copyrights, domain names, trademarks, trade secrets and similar intellectual property are important to our success, and we rely upon copyright, trademark and trade secrets laws, as well as confidentiality agreements with our employees and others, and protective contractual provisions, to protect the proprietary technologies and content that we have developed and may develop in the future. We expect to pursue the registration of our material trademarks in the United States and elsewhere. Currently, the TechTarget, BrightTALK Canalys, Omdia, Industry Dive and NetLine trademarks and logos, as well as certain other marks and logos, are registered in the United States with the U.S. Patent and Trademark Office and in select foreign jurisdictions and our legacy businesses have applied for U.S. and foreign registrations for various other marks. In addition, after giving pro forma effect to the combination we have registered approximately 2,300 domain names, as of September 30, 2024 that are, or may be, relevant to our business, including “www.informatechtarget.com,” “www.techtarget.com,” “www.knowledgestorm.com,” “www.bitpipe.com,” and those leveraging the “search” prefix used in the branding of many of our websites. We also incorporate a number of third-party software products into our technology platform pursuant to relevant licenses. We use third party software to maintain and enhance, among other things, the content generation upon these third-party software licenses, and we believe the licensed software will generally be replaceable, by either licensing or purchasing similar software from another vendor or building the software functions internally.

Available Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

You also can find more information about us online at our website located at https://investor.informatechtarget.com. The information contained on the website is not included or incorporated by reference into this Annual Report on Form 10-K. Our filings with the SEC are made available free of charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.